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                                                                      EXHIBIT A
                                                                      ---------

                          FORM OF RIGHTS CERTIFICATE

Certificate No. R-                                               _______ Rights

     NOT EXERCISABLE AFTER DECEMBER 15, 2007 OR EARLIER IF ORDER OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]/*/



                              Rights Certificate

                        ALLMERICA FINANCIAL CORPORATION

     This certifies that                      , or registered
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement dated as of December 16, 1997 (the "Rights Agreement") between Allmerica Financial Corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term

-------------------
/*/  The portion of the legend in brackets shall be inserted only if applicable.

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is defined in the Rights Agreement) and prior to 5:00 P.M. (Boston,
Massachusetts time) on December 15, 2007 (the "Expiration Date") at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one share of the Common Stock, with a par value of $.01 per share ("Common Stock"), of the Company per each Right represented hereby, at a purchase price of $200 per share (the "Purchase Price") upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase set forth on the reverse side hereof and the certificate contained therein duly executed, accompanied by a medallion signature guarantee and such other documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of December 16, 1997 based on the shares of Common Stock of the Company as constituted at such date.

     As more fully set forth in the Rights Agreement, upon the occurrence of a Common Stock Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement) or (ii) a Disqualified Transferee (as defined in the Rights Agreement), such Rights shall automatically become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Common Stock Event.

     The Rights evidenced by this Rights Certificate shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

     As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     In the circumstances described in Section 13 of the Rights Agreement, the securities issuable upon the exercise of the Rights evidenced hereby shall be the common stock or similar equity securities or equity interests of an entity other than the Company.

     This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement

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are on file at the office of the Rights Agent designated for such purpose and may be obtained by the holder of any Rights upon written request to the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent, accompanied by a medallion signature guarantee and such other documentation as the Rights Agent designated for such purpose may reasonably request, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of whole or fractional shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company by a majority vote of the Board (as defined in the Rights Agreement) then in office at any time prior to the Expiration Date, at a redemption price of $.01 per Right (which amount is subject to adjustment as provided in the Rights Agreement).

     The Company is not obligated to issue whole or fractional shares of Common Stock (or other securities) upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment may be made at the election of the Company, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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     WITNESS the facsimile signature and seal of the proper officers of the
Company. Dated as of December __, 1997.

                              ALLMERICA FINANCIAL CORPORATION


                              By _____________________________________
                                 Title:

ATTEST:


________________________________
Title:



Countersigned:

________________________________



By _____________________________
   Authorized Signatory

   Date of Countersignature:

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                 [Form of Reverse Side of Rights Certificate]

                              FORM OF ASSIGNMENT
                              ------------------

               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate)

     FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto ______________________

____________________________________________________________________________
                 (Please print name  and address of transferee)

______________________________________________________________________ whose social security or tax identification number, is: ______________ the Rights evidenced by this Rights Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: _________________________, ____.

                                            _________________________
                                            Signature

Signature Guaranteed:/*/

------------------------
/*/ Signature must be guaranteed be a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company having an office or correspondent in New York City.

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                                  Certificate
                                  -----------


     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated:____________________          ______________________________________
                                              Signature

Signature Guaranteed:*


____________________________


                                     NOTICE
                                     ------

          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

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                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

            (To be executed if holder desires to exercise the Right
                                 Certificate)

To Allmerica Financial Corporation

     The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Rights Certificate to purchase the number of shares of Common Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number ________________________________________

                      (Please print name and address)
____________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number ________________________________________

                      (Please print name and address)
____________________________________________________________________


Dated: _______________________, ____


                              ______________________________
                              Signature

                              (Signature must conform in all respects to name of holder as specified on the face of this Rights Certificate)

Signature Guaranteed:/**/
------------------------
/**/ Signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company having an office of correspondent in New York City.

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                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of any such Acquiring Person (as each such term is defined in the Rights Agreement); and

     (2) After due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate after the occurrence of a Common Stock Event (as such term is defined in the Rights Agreement) from any Person who is, was, or became an Acquiring Person or an Affiliate of an Acquiring Person.


Dated: _________________, ____           _________________________
                                         Signature


--------------------------
Signature Guaranteed:/***/

/***/ Signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company having an office of correspondent in New York City.

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